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                                                                      EXHIBIT 11

                                  AMSURG CORP.
                               EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                      THREE MONTHS ENDED SEPTEMBER 30,               NINE MONTHS ENDED SEPTEMBER 30,
                                 -----------------------------------------      -----------------------------------------
                                                                     PER                                            PER
                                  EARNINGS           SHARES         SHARE        EARNINGS           SHARES         SHARE
                                 (NUMERATOR)      (DENOMINATOR)     AMOUNT      (NUMERATOR)      (DENOMINATOR)     AMOUNT
                                 -----------      -------------     ------      -----------      -------------     ------
2004:
Net earnings from continuing
 operations per common share
 (basic)..................         $ 8,729           29,886         $0.29         $24,409           30,094         $0.81
Effect of dilutive
 securities options.......               -              568                             -              622
                                   -------           ------                       -------           ------
 Net earnings from
    continuing operations
    per common share
    (diluted).............         $ 8,729           30,454         $0.29         $24,409           30,716         $0.79
                                   -------           ------                       -------           ------
Net earnings per common
 share (basic)............         $13,166           29,886         $0.44         $31,020           30,094         $1.03
Effect of dilutive
 securities options.......               -              568                             -              622
                                   -------           ------                       -------           ------
 Net earnings per common
    share (diluted).......         $13,166           30,454         $0.43         $31,020           30,716         $1.01
                                   =======           ======                       =======           ======
2003:
Net earnings from continuing
 operations per common share
 (basic)..................         $ 6,983           29,877         $0.23         $20,205           30,161         $0.67
Effect of dilutive
 securities options.......               -              574                             -              457
                                   -------           ------                       -------           ------
 Net earnings from
    continuing operations
    per common share
    (diluted).............         $ 6,983           30,451         $0.23         $20,205           30,618         $0.66
                                   =======           ======                       =======           ======
Net earnings per common
 share (basic)............         $ 7,531           29,877         $0.25         $21,871           30,161         $0.73
Effect of dilutive
 securities options.......               -              574                             -              457
                                   -------           ------                       -------           ------
 Net earnings per common
    share (diluted).......         $ 7,531           30,451         $0.25         $21,871           30,618         $0.71
                                   =======           ======                       =======           ======
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